                                                                    EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is entered into as of January 21, 1998 (the "Effective Date"), by and between XENOGEN CORPORATION, a California corporation (the "Company"), and DAVID CARTER (the "Employee").

     1.   At-Will Employment.  The Employee's employment with the Company is for
          ------------------
an unspecified duration and constitutes "at-will" employment. The Employee acknowledges that the employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or the Employee, with or without notice. Employee will devote his full business time and attention to his employment with the Company with the exception of time spent on other business endeavors; provided, however, Employee
                                                     --------  -------
will not serve as an executive officer or have operational responsibility for any other business.

     2.   Salary.  For all services to be rendered by the Employee to the
          ------
Company, the Company agrees to pay the Employee an annual salary of $175,000 in accordance with the Company's standard payroll policies.

     3.   Benefits.  During the Employee's employment with the Company, the
          --------
Employee shall be entitled to participate in employee benefit plans or programs of the Company ("Benefit Plans"), if any, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make the Employee eligible to participate, subject to the rules and regulations applicable thereto.

     4.   Life Insurance.  The Company will pay a $25,000 annual premium for
          --------------
split dollar life insurance on behalf of the Employee.

     5.   Termination of Employment.
          -------------------------

          (a)  Voluntary Resignation/Termination For Cause.  If the Employee
               -------------------------------------------
voluntarily resigns or is terminated by the Company for Cause (as defined below), then:

               (i) no salary will be paid for the periods following the date of termination;

               (ii) no benefits will be paid or provided for the periods following the date of termination; and

               (iii) the number of shares exercisable under the Employee's outstanding options, if any, and the Company's right to repurchase the Employee's outstanding Common Stock shall be measured as of the date of termination.

          (b)  Termination Without Cause.  If the Employee is terminated by the
               -------------------------
Company without Cause (as defined below) within one year from the date of the Agreement, then:

               (i) the Employee's annual salary will continue to be paid in accordance with the Company's standard payroll policies for six months following the date of termination;

               (ii) the Employee will continue to receive benefits pursuant to the Company's Benefit Plans, provided that such Benefit Plans permit continuation post-termination, at the Company's expense for six months following the date of termination; and

               (iii) the number of shares exercisable under the Employee's outstanding options, if any, and the Company's right to repurchase the Employee's outstanding Common Stock shall be measured as if the termination occurred six months from the actual date of termination; provided, however, that
                                                         --------  -------
the Company's right to repurchase 250,000 shares of Common Stock issued to the Employee in conjunction with the Series C Preferred Stock Purchase Agreement of even date herewith and subject to that certain Restricted Stock Purchase Agreement of even date herewith shall be determined as of the actual date of termination.

     The post-employment payments and benefits under Sections 5(b)(i) and (ii) shall be terminated prior to one year from the date of termination upon the acceptance by the Employee of new employment.

          (c)  Termination Without Cause.  If the Employee is terminated by the
               -------------------------
Company without Cause (as defined below) following one year from the date of this Agreement and prior to two years from the date of this Agreement, then:

               (i) the Employee's annual salary will continue to be paid in accordance with the Company's standard payroll policies for nine months following the date of termination;

               (ii) the Employee will continue to receive benefits pursuant to the Company's Benefit Plans, provided that such Benefit Plans permit continuation post-termination, at the Company's expense for nine months following the date of termination; and

               (iii) the number of shares exercisable under the Employee's outstanding options, if any, and the Company's right to repurchase the Employee's outstanding Common Stock shall be measured as if the termination occurred nine months from the actual date of termination; provided, however,
                                                          --------  -------
that the Company's right to repurchase 250,000 shares of Common Stock issued to the Employee in conjunction with the Series C Preferred Stock Purchase Agreement of even date herewith and subject to that certain Restricted Stock Purchase Agreement of even date herewith shall be determined as of the actual date of termination.

     The post-employment payments and benefits under Sections 5(c)(i) and (ii) shall be terminated prior to one year from the date of termination upon the acceptance by the Employee of new employment.

          (d)  Termination Without Cause.  If the Employee is terminated by the
               -------------------------
Company without Cause (as defined below) following two years from the date of this Agreement, then:

               (i) the Employee's annual salary will continue to be paid in accordance with the Company's standard payroll policies for one year following the date of termination;

               (ii) the Employee will continue to receive benefits pursuant to the Company's Benefit Plans, provided that such Benefit Plans permit continuation post-termination, at the Company's expense for one year following the date of termination; and

               (iii) the number of shares exercisable under the Employee's outstanding options, if any, and the Company's right to repurchase the Employee's outstanding Common Stock shall be measured as if the termination occurred one year from the actual date of termination; provided, however, that
                                                       --------  -------
the Company's right to repurchase 250,000 shares of Common Stock issued to the Employee in conjunction with the Series C Preferred Stock Purchase Agreement of even date herewith and subject to that certain Restricted Stock Purchase Agreement of even date herewith shall be determined as of the actual date of termination.

     The post-employment payments and benefits under Sections 5(d)(i) and (ii) shall be terminated prior to one year from the date of termination upon the acceptance by the Employee of new employment.

          (e)  As used in this Agreement, Cause shall mean:

               (i) the Employee's failure to substantially perform the duties associated with the Employee's position;

               (ii) the Employee's personally engaging in conduct that the Employee reasonably should know or that the Employee intends to be seriously injurious to the Company, its affiliates or employees;

               (iii) a material and willful violation of a federal or state law or regulation applicable to the business of the Company;

               (iv) the Employee's being convicted of a felony under the laws States or any State, or the misappropriation of material property belonging to, the Company or its affiliates; or

               (v) the Employee knowingly and intentionally breaching in any material respect the terms of the Employee's Proprietary Information Agreement.

     6.   Arbitration.  Any dispute or controversy arising under or in
          -----------
connection with this Agreement shall be settled exclusively by arbitration in Palo Alto, California, in accordance with the rules of the American Arbitration Association then in effect by an arbitrator selected by both parties within 20 days after either party has notified the other in writing that it desires a dispute between them to be settled by arbitration. In the event the parties cannot agree on such arbitrator within such 20-day period, each party shall select an arbitrator and inform the other party in writing of such arbitrator's name and address within 5 days after the end of such 20-day period and the two arbitrators so selected shall select a third arbitrator within 15 days thereafter; provided, however, that in the event of a failure by either party to
            --------  -------
select an arbitrator and notify the other party of such selection within the time period provided above, the arbitrator selected by the other party shall be the sole arbitrator of the dispute. Each party shall pay its own expenses associated with such arbitration, including the expense of any arbitrator selected by such party and the Company will pay the expenses of the jointly selected arbitrator. The decision of the arbitrator or a majority of the panel of arbitrators shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereover. Punitive damages shall not be awarded.

     7.   Notices.  For purposes of this Agreement, notices and other
          -------
communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, to the address set forth on the signature pages to this Agreement.

     8.   Applicable Law.  This Agreement shall be governed by and construed in
          --------------
accordance with the internal substantive laws of the State of California without reference to choice or conflicts of law.

     9.   Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


"COMPANY"                                    "EMPLOYEE"

By: /s/ Pamela Reilly Contag                 /s/ David Carter
   --------------------------------          ----------------------------------
                                             David Carter
Title:_____________________________

Address:                                     Address:


___________________________________          __________________________________

___________________________________          __________________________________

                                                        Xenogen Employee Matters
                                                                  "David Carter"




                                 June 10 1997



Mr. David Carter
240 Monte Vista Ridge Road
Orinda, CA 94563

Dear David:

     The purpose of this letter is to set forth the terms of the cash and equity compensation to be provided to you in connection with your consulting services to Xenogen Corporation ("Xenogen"). Our understanding is as follows:

     1.   Consulting Fee.
          --------------
          You to be paid an annual consulting fee of $100,000 per year. You will be available to Xenogen to work two days a week under this arrangement. The fee to be paid you will accrue until Xenogen has obtained equity financing of at least $2,000,000, at which time it may be repaid or converted into equity at your sole option. In connection with the consulting agreement, you will sign Xenogen's standard proprietary information agreements and confidentiality agreements. Your consulting agreement may be terminated by either party at any time.

     2.   Founder Stock Purchase Agreement.
          --------------------------------
          You will be entitled to purchase up to 400,000 shares of Xenogen Common Stock at a purchase price of $0.05 per share. The stock purchased by you will be subject to a right of repurchase held by Xenogen which will lapse as to 1/4 of the shares 1 year following your engagement as a consultant and an additional 1/48 on the first day of each month thereafter, based upon your continued service to Xenogen as a consultant or employee. The 400,000 shares is 11.93% of the currently outstanding stock (all common stock and preferred stock outstanding plus options issued under Xenogen's stock plan). If you wish, these 400,000 shares may be issued to him in the form of an option exercisable at $0.05 per share vesting over a period of four years.

David Carter
June 10, 1997
Page 2

     3.   Stock Purchase Warrant.
          ----------------------
          Xenogen will issue to you a warrant to purchase the securities sold in Xenogen's next equity financing. The number of shares for which the warrant shall be exercisable shall be equal to 15% of the shares sold in such financing. The exercise price of the warrant shall be 125% of the price paid by the purchasers in Xenogen's next equity financing. The warrant will have a term of five years and will contain a net exercise provision.

     If you have any questions regarding the foregoing, please feel free to contact me at any time.

                                             Very truly yours,

                                             XENOGEN CORPORATION


                                             /s/ Pamela Reilly Contag

                                             Pamela Contag
                                             President



Agreed and accepted this
10th day of June, 1997

/s/ David Carter
------------------------
David Carter